Exhibit 10.7

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (“Agreement”) is made as of this 26th day of March, 2009, by the undersigned (“Pledgor”) in favor of Comerica Bank (“Bank”).

RECITALS

Pledgor and Bank have entered into a Standby Letter of Credit Application and Agreement dated as of August 1, 2005 (said agreement, as it may hereafter be amended from time to time, being the “Master Agreement”) pursuant to which Bank has agreed, subject to the terms and conditions set forth in the Master Agreement, to extend certain credit facilities to Pledgor. Pledgor has agreed to secure certain of its obligations with the money market account or accounts described on attached Exhibit A (collectively, the “Money Market Account”). Unless specifically defined in this Agreement, all capitalized terms used herein shall have the meaning set forth in the Master Agreement.

NOW, THEREFORE, Pledgor and Bank agree as follows:

1.             Pledge of Collateral.

(a)           Pledgor hereby pledges to Bank and grants to Bank a security interest in the Money Market Account, together with all proceeds thereof, all interest paid thereon, and all other cash and noncash proceeds of the foregoing (all hereinafter called the “Pledged Collateral”), as security for the prompt performance of all of Pledgor’s obligations (the “Obligation(s)”) with respect to, or arising out of, the Master Agreement. Pledgor and Bank hereby also confirm the existence and validity of any prior grant of a security interest in the Pledged Collateral pursuant to the Master Agreement or any other agreement previously entered into between the parties.

(b)           Pledgor authorizes Bank to file such financing statements, and take such other actions as Bank determines from time to time may be necessary or appropriate to perfect the security interest granted hereunder.

(c)           Prior to the maturity (if any) of any Pledged Collateral held by Bank pursuant hereto, Pledgor and Bank shall agree upon a security or instrument similar in form, quality, and substance to the original Pledged Collateral in which the proceeds of the Pledged Collateral can be reinvested on maturity. Upon maturity of the Pledged Collateral in accordance with its terms, or in the event the Pledged Collateral otherwise becomes payable during the term of this Agreement, such maturing Pledged Collateral may be presented for payment, exchange, or otherwise marketed by Bank on behalf of Pledgor and the proceeds therefrom used to purchase the security or instrument agreed to by Pledgor and Bank in accordance with the immediately preceding sentence. If no agreement has been made, such proceeds shall be placed into an interest bearing account offered by the Bank until such time as an agreement as to the security replacing the original Pledged Collateral can be reached. Bank may retain any such successor collateral and the proceeds therefrom as Pledged Collateral in accordance with the terms of this Agreement.

(d)           The pledge of a security interest in the Pledged Collateral hereunder remains in effect for the term of this Agreement notwithstanding any release by Bank of any other collateral in connection with the Master Agreement or any other agreement in effect between the Bank and the Pledgor, now or hereafter arising.

2.             Representations, Warranties and Covenants. Pledgor represents and warrants to and covenants with Bank that:

(a)           The Pledged Collateral is owned by Pledgor free and clear of any security interests, liens, encumbrances, options or other restrictions created by Pledgor;

(b)           Pledgor has full power and authority to create a first lien on the Pledged Collateral in favor of Bank and no disability or contractual obligation exists that would prohibit Pledgor from pledging the Pledged Collateral pursuant to this Agreement, and Pledgor will not assign, create or permit to exist any other claim to, lien or encumbrance upon, or security interest in any of the Pledged Collateral;

(c)           The Pledged Collateral is not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Pledgor knows of no reasonable grounds for the institution of any such proceedings; and

(d)           Pledgor shall not transfer, encumber, dispose of, withdraw, or otherwise direct the payment of any proceeds, interest, or amounts payable with respect to the Pledged Collateral for so long as it is subject to this Agreement.

All the above representations and warranties shall survive the making of this Agreement.

3.             Events of Default. Each of the following shall constitute an event of default (“Event of Default”) hereunder:

(a)           The occurrence and continuance of an Event of Default under the Master Agreement; or

(b)           The breach of any provision of this Agreement by Pledgor or the failure by Pledgor to observe or perform any of the provisions of this Agreement.

4.             Bank’s Remedies Upon Default.

Upon the occurrence of an Event of Default, Bank shall have the right to exercise all such rights as a secured party under the California Uniform Commercial Code as it, in its sole judgment, shall deem necessary or appropriate. After the disposal of any of the Pledged Collateral, Bank may deduct all reasonable legal and other expenses and attorney’s fees for protecting its interests and enforcing its remedies under the Master Agreement and this Agreement and shall apply the residue of the proceeds to, or hold as a reserve against, the Obligations in such manner as Bank in its sole discretion shall determine, and shall pay the balance, if any, to Pledgor or otherwise, in accordance with applicable law.

5.             Waivers; Indemnification.

(a)           Demand; Protest. Except as otherwise provided in this Agreement, Pledgor waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment and any other notices relating to the Obligations.

(b)           Indemnification. Pledgor agrees to defend, indemnify and hold harmless Bank and its officers, employees, and affiliates against all losses or expenses in any way suffered, incurred, or paid by Bank as a result of or in any way arising out of, following, or consequential to transactions between Bank and Pledgor, under this Agreement (including without limitation reasonable attorneys’ fees and expenses), except for losses caused by Bank’s gross negligence or willful misconduct.

6.             Notices. Unless otherwise later agreed to in writing, all notices or demands by any party regarding this Agreement shall be in writing and shall be personally delivered or sent by certified mail, postage prepaid, return receipt requested, or by telefacsimile to Pledgor or to Bank, as the case may be, at its addresses set forth in the Master Agreement, with a copy of such document sent to the Bank’s account officer at the following address: 11921 Freedom Drive, Ste 920, Reston, VA 20190 Mail Code:  5270.

7.             Choice of Law and Venue; Jury Trial Waiver. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of California, without regard to principles of conflicts of laws. Each of Pledgor and Bank hereby submits to the exclusive jurisdiction of the state and Federal courts located in California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

8.             General Provisions.

(a)           Successors and Assigns. This Agreement shall bind and inure to the benefit of the respective successors and permitted assigns of each of the parties; provided, however, that neither this Agreement nor any rights hereunder may be assigned by Pledgor without Bank’s prior written consent, which consent may be granted or withheld in Bank’s sole discretion. Bank shall have the right without the consent of or notice to Pledgor to sell, transfer, negotiate, or grant participation in all or any part of, or any interest in, Bank’s obligations, rights and benefits hereunder.

(b)           Time of Essence. Time is of the essence for the performance of all obligations set forth in this Agreement.

(c)           Severability of Provisions. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

(d)           Amendments in Writing, Integration. This Agreement cannot be amended or terminated orally. All prior agreements, understandings, representations, warranties, and negotiations between the parties hereto with respect to the subject matter of this Agreement, if any, are merged into this Agreement and with any other written agreement concerning the Obligations previously entered into by the parties.

(e)           Counterparts. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement.

(f)            Survival. All covenants, representations and warranties made in this Agreement shall continue in full force and effect so long as any Obligations remain outstanding. The obligations of Pledgor to indemnify Bank with respect to the expenses, damages, losses, costs and liabilities described in Section 5(b) shall survive until all applicable statute of limitations periods with respect to actions that may be brought against Bank have run.

(g)           Term. This Agreement shall remain in effect so long as any Obligation, whether or not contingent or unliquidated, now or hereafter arising, remains in existence.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

Bank:

Comerica Bank

By:	/s/ Todd Mc Donald
Title:	Senior Vice President

Pledgor:

Clarient, Inc., a Delaware corporation

By:	/s/ Raymond Land
Title:	Senior Vice President and CFO

EXHIBIT A

Money Market Account No. 1894162872, held at Comerica Bank, in an amount equal to at least 100% of the obligations under the Master Agreement, in the name of Clarient, Inc. and any and all subsequent replacements thereof.

March 26, 2009

Clarient, Inc.

31 Columbia

Aliso Viejo, CA 92656

This Letter Agreement is entered into by and between Comerica Bank (“Bank”) and the undersigned party as of this 26th day of March, 2009.

The undersigned and Bank agree that the following Reference Provision shall be made a part of any agreement, instrument, or document made or entered into by the undersigned with or in favor of Bank (collectively, the “Agreement”) and is hereby incorporated into any such Agreement by this reference.

Reference Provision.

a.             In the event that the Jury Trial Waiver provision contained in the Agreement is not enforceable, the parties elect to proceed under this Reference Provision.

b.             With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to the Agreement will be resolved by a reference proceeding in California in accordance with the provisions of Section 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Agreement, venue for the reference proceeding will be in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

c.             The matters that shall not be subject to a reference are the following: (i) foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Agreement does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this Agreement.

d.             The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP § 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

e.             The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (a) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (b) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (c) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

f.              The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

g.             Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

h.             The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a trial, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP § 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

i.              If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act §1280 through §1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

j.              THE PARTIES RECOGNIZE AND AGREE THAT ALL DISPUTES RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF THEIR OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM WHICH ARISES OUT OF OR IS RELATED TO THE AGREEMENT.

COMERICA BANK

By:	/s/ Todd Mc Donald

Title:	Senior Vice President

CLARIENT, INC.,

a Delaware corporation

By:	/s/ Raymond Land

Title:	Senior Vice President and CFO